Exhibit 23.2

Consent of Ernst & Young, Independent Auditors

We consent to the incorporation by reference in the Registration Statements

Form S-8 No. 33-38302

Form S-8 No. 333-49779,

Form S-8 No. 333-62037,

Form S-8 No. 333-97703,

Form S-8 No. 333-82828,

Form S-8 No. 333-16821,

Form S-8 No. 333-70387,

Form S-8 No. 333-70673, and

Form S-8 No. 333-54158

of our report dated March 28, 2003, with respect to the consolidated financial statements of The Fairchild Corporation and subsidiaries included in the Annual Report (Form 10-K) for the year ended June 30, 2003.

         /s/ Ernst & Young LLP

McLean, VA

September 22, 2003